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                                                                 EXHIBIT (a)(10)








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
    This announcement is not an offer to purchase or a solicitation of an offer to sell Shares and/or ADSs. The U.S. Offer is made solely by the U.S. Offer to Purchase dated February 25, 1999 and the related Form of Acceptance and ADS Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of
    Shares and/or ADSs in any jurisdiction in which the making of the U.S. Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where it is required that the U.S. Offer be made by a licensed broker or dealer, the
       U.S. Offer shall be deemed to be made on behalf of the Purchaser (as defined below) by Credit Suisse First Boston Corporation
         ('Credit Suisse First Boston') or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

        NOTICE OF U.S. OFFER TO PURCHASE FOR CASH SHARES OF COMMON STOCK
               AND AMERICAN DEPOSITARY SHARES REPRESENTING IN THE
               AGGREGATE UP TO 501,947,400 SHARES OF COMMON STOCK
                                       OF
                     EMPRESA NACIONAL DE ELECTRICIDAD S.A.
                                       AT
              CHILEAN PESOS 250 NET PER SHARE OF COMMON STOCK AND
             CHILEAN PESOS 7,500 NET PER AMERICAN DEPOSITARY SHARE
                 (EACH REPRESENTING 30 SHARES OF COMMON STOCK)
                                       BY
                       DUKE ENERGY INTERNATIONAL, L.L.C.
                     A WHOLLY-OWNED, INDIRECT SUBSIDIARY OF
                            DUKE ENERGY CORPORATION

          Duke Energy International, L.L.C., a Delaware limited liability company (the 'Purchaser') and a wholly-owned, indirect subsidiary of Duke Energy Corporation, a North Carolina corporation ('Duke Energy'), is offering to purchase for cash shares of Common Stock, no par value (the 'Shares'), of Empresa Nacional de Electricidad S.A., a publicly-traded stock corporation organized under the laws of the Republic of Chile (the 'Company'), plus a number of American Depositary Shares, each representing 30 Shares (the 'ADSs'), which Shares and ADSs represent, in the aggregate, up to 501,947,400 Shares at a price of Chilean pesos 250 per Share, net to the seller in cash and without interest thereon, and at a price of Chilean pesos 7,500 per ADS, net to the seller in cash and without interest thereon, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase dated February 25, 1999 (the 'U.S. Offer to Purchase') and in the related Form of Acceptance and ADS Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the 'U.S. Offer'). Each sale of ADSs pursuant to the U.S. Offer will be settled in United States dollars by reference to the average exchange rate at which commercial banks conduct authorized transactions in Chile as determined by the Central Bank of Chile and published in the Official Gazette of Chile in effect on the date of payment. Each sale of Shares pursuant to the U.S. Offer will be settled in Chilean pesos. The U.S. Offer is open to all holders of ADSs and all holders of Shares who are not Chilean Persons (as defined in the U.S. Offer to Purchase).

THE U.S. OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, APRIL 9, 1999, UNLESS THE U.S. OFFER IS EXTENDED.

          The U.S. Offer is being made in conjunction with an offer (the 'Chilean Offer' and together with the U.S. Offer, the 'Offers') by the Purchaser for up to 3,680,947,436 Shares. Persons who are not Chilean Persons will not be permitted to tender their Shares in the Chilean Offer. The Chilean Offer will be effected pursuant to an auction transaction on the Santiago Stock Exchange commonly referred to as a 'remate' (the 'Chilean Auction'). The Purchaser will purchase Shares during, but outside of, the U.S. Offer pursuant to the Chilean Auction. These purchases may be at prices higher than the U.S. Offer price; however, if purchases are made at a higher price then, prior to the expiration of the U.S. Offer, the U.S. Offer price will be increased to the highest price paid by the Purchaser in the Chilean Auction.

          Duke Energy, through the Purchaser, is seeking to purchase a total of up to 4,182,894,836 Shares (51% of the outstanding Shares) of the Company pursuant to the two Offers.

          The U.S. Offer is subject to a number of conditions, including
    (i) shareholder approval at a meeting held on or before April 8, 1999 of amendments to Articles 5 bis and 32 bis of the Company's bylaws (the 'Bylaw Amendments') increasing the percentage of Shares that may be beneficially owned and voted by one shareholder (or group of shareholders) from 26% to 65% of the outstanding Shares of the Company and the effectiveness under applicable Chilean law of the Bylaw Amendments (the 'Bylaw Amendment Condition') and (ii) the purchase in the Chilean Offer by the Purchaser of 3,680,947,436 Shares (the 'Auction Condition'). The U.S. Offer is subject to other customary terms and conditions. Please see the U.S. Offer to Purchase for complete details of the conditions of the U.S. Offer.

          HOLDERS OF SHARES AND ADSs ARE URGED TO VOTE, IN THE MANNER DESCRIBED IN THE U.S. OFFER TO PURCHASE, ALL SHARES AND ALL ADSs HELD BY THEM IN FAVOR OF THE BYLAW AMENDMENTS WHETHER OR NOT THEY INTEND TO TENDER THEIR SHARES OR ADSs PURSUANT TO THE U.S. OFFER.





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

          The purpose of the Offers is to acquire control of, and approximately a 51% equity position in, the Company. Duke Energy intends, as soon as practicable after consummation of the Offers, to seek majority representation on the Company's Board of Directors.

          If any condition to the U.S. Offer is not satisfied, the Purchaser may terminate the U.S. Offer and return all tendered Shares and ADSs to tendering shareholders, extend the U.S. Offer and, subject to withdrawal rights as set forth below, retain all such Shares and ADSs until the expiration of the U.S. Offer as so extended, waive such conditions and, subject to any requirement to extend the period of time during which the U.S. Offer is open, purchase all Shares and ADSs validly tendered by the Expiration Date and not withdrawn, or delay acceptance for payment or payment for Shares and ADSs, subject to applicable law, until satisfaction or waiver of the conditions to the U.S. Offer.

          If Shares and/or ADSs representing in the aggregate more than 501,947,400 Shares are validly tendered by the Expiration Date and not withdrawn, the Purchaser will, upon the terms and subject to the conditions of the U.S. Offer, purchase such Shares and ADSs on a pro rata basis. If proration of tendered Shares and ADSs is required, Shares will be purchased only in multiples of 30 Shares (a 'Share Multiple'). Proration for each holder of Shares will be based on the ratio that the number of Share Multiples tendered by such holder (and not withdrawn) bears to the sum of the number of Share Multiples tendered (and not withdrawn) by all tendering holders of Shares plus the number of ADSs tendered (and not withdrawn) by all tendering holders of ADSs. Proration for each holder of ADSs will be based on the ratio that the number of ADSs tendered (and not withdrawn) by such holder bears to the sum of the number of Share Multiples tendered (and not withdrawn) by all tendering holders of Shares plus the number of ADSs tendered (and not withdrawn) by all tendering holders of ADSs. If not more than 501,947,400 Shares (including Shares represented by ADSs) are validly tendered by the Expiration Date and not withdrawn, the Purchaser will, upon the terms and subject to the conditions of the U.S. Offer, purchase all Shares and/or ADSs so tendered and not withdrawn.

          If proration of tendered Shares and/or ADSs is required, because of the difficulty of determining the number of Shares and ADSs validly tendered and not withdrawn, the Purchaser does not expect to be able to announce the final results of such proration until at least seven New York Stock Exchange trading days after the Expiration Date. Preliminary results of such proration will be announced by press release as promptly as practicable after such date. Holders of Shares and ADSs may obtain preliminary information from the Dealer Manager or Information Agent and may be able to obtain such information from their brokers. The Purchaser will not pay for any Shares or ADSs accepted for payment pursuant to the U.S. Offer until the final proration factor is known.

          Tendering holders of Shares and tendering holders of ADSs who have Shares and ADSs registered in their own name and who tender directly to the Receiving Agent will not be obligated to pay brokerage fees or commissions or, except as set forth in instruction 6 of the ADS Letter of Transmittal, stock transfer taxes on the purchase of Shares and ADSs pursuant to the U.S. Offer.

          For purposes of the U.S. Offer, the Purchaser shall be deemed to have accepted for payment Shares and ADSs validly tendered and not properly withdrawn if, as and when the Purchaser gives oral or written notice to the Receiving Agent of the Purchaser's acceptance of such Shares and ADSs. In all cases, payment for Shares and ADSs accepted for payment pursuant to the U.S. Offer will be made by deposit of the purchase price therefor with the Receiving Agent which will act as agent for tendering holders of Shares and/or ADSs for the purpose of receiving payment from the Purchaser and transmitting payments to such tendering holders of Shares and/or ADSs whose Shares and/or ADSs have been accepted for payment pursuant to the U.S. Offer. In all cases, payment for tendered Shares will be made only after timely receipt by the Receiving Agent of (i) Titulo(s) evidencing ownership of Shares, or a certificate from the Deposito Central de Valores (the 'DCV') evidencing the number of Shares held on deposit in the case of Shares held at the DCV; (ii) a duly signed Traspaso stock transfer with the number of Shares in blank and power of attorney to complete such a Traspaso in the manner provided in the Form of Acceptance; (iii) in the case of Shares held on deposit at the DCV, a letter to the DCV instructing the DCV to perform a book-entry transfer in favor of the Purchaser; and (iv) all other required documents. In all cases, payment for tendered ADSs pursuant to the U.S. Offer will be made only after timely receipt by the Receiving Agent of (i) American Depositary Receipts ('ADRs') evidencing such ADSs (or, in the case of ADSs held in book-entry form, timely confirmation of a book-entry transfer of such ADSs into the Receiving Agent's account at a Book-Entry Transfer Facility (as described in Section 4 of the U.S. Offer to Purchase); (ii) a duly executed ADS Letter of Transmittal (or copy thereof) or agent's message (in the case of a book-entry transfer of ADSs); and (iii) all other required documents. Please see the U.S. Offer to Purchase for full details on the procedure for tendering Shares and ADSs.

          Under no circumstances will interest be paid on the purchase price for the tendered Shares and/or ADSs, regardless of any delay in making such payment or extension of the Expiration Date.

          The term 'Expiration Date' shall mean 12:00 midnight, New York City time, on April 9, 1999, unless the Purchaser shall have extended the period of time for which the U.S. Offer is open, in which event the term 'Expiration Date' shall mean the latest time and date at which the U.S. Offer, as so extended by the Purchaser, shall expire.

          The Purchaser expressly reserves the right, in its sole discretion, at any time or from time to time, and regardless of whether or not any of the conditions specified in Section 15 of the U.S. Offer to Purchase shall have been satisfied, to extend for any reason the period of time during which the U.S. Offer is open, and to amend the U.S. Offer in any respect, by giving oral or written notice of such extension or amendment to the Receiving Agent. Any such extension or amendment will be followed as promptly as practicable by public announcement thereof.





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

          Tenders of Shares and ADSs made pursuant to the U.S. Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after April 26, 1999 unless theretofore accepted for payment as provided in the U.S. Offer to Purchase. For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Receiving Agent at its addresses set forth in the U.S. Offer to Purchase and must specify the name of the person who tendered the Shares and/or ADSs to be withdrawn and the number of Shares and/or ADSs to be withdrawn and the name of the registered holder of Shares and/or ADSs, if different from that of the person who tendered such Shares and/or ADSs. If the Shares and/or ADSs to be withdrawn have been delivered to the Receiving Agent, a signed notice of withdrawal with (except in the case of ADSs tendered by an Eligible Institution (as defined in the U.S. Offer to Purchase)) signatures guaranteed by an Eligible Institution must be submitted prior to the release of ADSs. In addition, such notice must specify, in the case of Shares and ADSs tendered by delivery of Titulos or ADRs, the name of the registered holder (if different from that of the tendering shareholder) and the serial numbers shown on the particular Titulos or ADRs evidencing the Shares or ADSs to be withdrawn or, in the case of Shares and ADSs tendered by book-entry transfer, the name and number of the account at one of the book-entry transfer facilities to be credited with the withdrawn Shares and ADSs. None of the Purchaser, Duke Energy, the Dealer Manager, the Receiving Agent, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

          THE INFORMATION REQUIRED TO BE DISCLOSED BY PARAGRAPH (e)(1)(vii) OF RULE 14d-6 UNDER THE SECURITIES EXCHANGE ACT OF 1934 IS CONTAINED IN THE U.S. OFFER TO PURCHASE AND IS INCORPORATED HEREIN BY REFERENCE.

          A request has been made to the Company for the use of its stockholder registry and security position listings for the purpose of disseminating the U.S. Offer to holders of Shares and ADSs. The U.S. Offer to Purchase, Form of Acceptance, ADS Letter of Transmittal and any other relevant materials will be mailed promptly to record holders of Shares and ADS and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names or the names of whose nominees appear on the stockholder lists, or if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares and ADSs.

          The Board of Directors of the Company has not reviewed the U.S. Offer and, as the date hereof, has not taken a position with respect thereto.

          THE U.S. OFFER TO PURCHASE AND THE RELATED FORM OF ACCEPTANCE, ADs LETTER OF TRANSMITTAL AND ADs NOTICE OF GUARANTEED DELIVERY CONTAIN IMPORTANT INFORMATION AND SHOULD BE READ IN THEIR ENTIRETY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE U.S. OFFER.

          Questions or requests for assistance or additional copies of the U.S. Offer to Purchase, the Form of Acceptance, the ADS Letter of Transmittal and the ADSs Notice of Guaranteed Delivery may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below. A holder of Shares and/or ADSs also may contact his or her broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.

                  The Information Agent for the U.S. Offer is:
                                     [Logo]

                         501 Madison Avenue, 20th Floor
                            New York, New York 10022
                 Bankers & Brokers Call Collect: (212) 750-5833
                   All Others Call Toll-Free: (888) 750-5834

                      The Dealer Manager for the Offer is:

                                     [Logo]

                             Eleven Madison Avenue
                         New York, New York 10010-3629
                         Call Toll Free (800) 881-8320

February 25, 1999





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
                                                                 EXHIBIT (a)(11)



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
     THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek financial advice from your own appropriately authorized independent financial advisor.

     If you have sold or transferred all of your registered holdings of American Depositary Shares of Empresa Nacional de Electricidad S.A. ('ENDESA-CHILE'), please forward this document and all accompanying documents to the stockholder, bank or other agent through or to whom the sale or transfer was effected, for transmission to the purchaser or transferee.

                          ADS NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                      AMERICAN DEPOSITARY SHARES ('ADSs')
                                       OF
                     EMPRESA NACIONAL DE ELECTRICIDAD S.A.
                     PURSUANT TO THE U.S. OFFER TO PURCHASE
                            DATED FEBRUARY 25, 1999
                                       BY
                       DUKE ENERGY INTERNATIONAL, L.L.C.
                     A WHOLLY-OWNED, INDIRECT SUBSIDIARY OF
                            DUKE ENERGY CORPORATION

  THE U.S. OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, APRIL 9, 1999, UNLESS THE U.S. OFFER
                                  IS EXTENDED.

     As set forth under Section 4. 'Procedure for Accepting the U.S.
Offer -- Holders of Endesa-Chile ADSs' in the U.S. Offer to Purchase dated February 25, 1999 (the 'U.S. OFFER TO PURCHASE'), this ADS Notice of Guaranteed Delivery or one substantially equivalent hereto (this 'FORM') must be used to tender ADSs pursuant to the U.S. Offer if the American Depositary Receipts ('ADRS') evidencing such ADSs are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Receiving Agent prior to the termination of the U.S. Offer. This Form, properly completed and duly executed (including the signature guarantee by an Eligible Institution in the form set forth hereinafter) may be delivered by hand or mail to the Receiving Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the U.S. Offer to Purchase.

                   THE RECEIVING AGENT FOR THE U.S. OFFER IS:
                        HARRIS TRUST COMPANY OF NEW YORK

                By Mail:                          Facsimile Transmission:                By Hand or Overnight Courier:
          Wall Street Station                          (212) 701-7636                            88 Pine Street
             P.O. Box 1023                             (212) 701-7637                              19th Floor
     New York, New York 10268-1028                                                          New York, New York 10005
                                                For Confirmation Telephone:
                                                       (212) 701-7624

DELIVERY OF THIS FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This Form is not to be used to guarantee signatures other than for the purposes described in this Form. If a signature on an ADS Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on such ADS Letter of Transmittal.

     In the case of ADSs held through the Book-Entry Facility, the ADS Notice of Guaranteed Delivery may be delivered to the Receiving Agent by a participant in the Book-Entry Facility via the book-entry confirmation system.

     SHARES OF ENDESA-CHILE MAY NOT BE TENDERED BY MEANS OF THIS FORM.



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
Ladies and Gentlemen:

     The undersigned hereby tenders to Duke Energy International, L.L.C. (the 'PURCHASER'), a wholly-owned, indirect subsidiary of Duke Energy Corporation, the ADSs indicated below upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and the related ADS Letter of Transmittal, receipt of which is hereby acknowledged, the number of ADSs specified below pursuant to the Guaranteed Delivery Procedures described in the U.S. Offer to Purchase under 'Section 4. Procedure for Accepting the U.S. Offer -- Holders of Endesa-Chile ADSs.'

     The undersigned understands that tendered ADSs will not be accepted by the Purchaser unless all of the conditions to the U.S. Offer are satisfied or, where permitted, waived including, but not limited to, the Bylaw Amendment Condition (as such term is defined in the U.S. Offer to Purchase).

Number of ADSs: ________________________________________________________________
ADR No.(s) (if available): _____________________________________________________
________________________________________________________________________________
________________________________________________________________________________
If ADSs will be tendered by book-entry transfer, check this box [ ]:
Account Number: ________________________________________________________________
Transaction Code Number: _______________________________________________________

Name(s) of Record Holder(s): ___________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Area Code and Tel. No: _________________________________________________________
Signature(s): __________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Dated: _________________________________________________________________________

                             (please type or print)

                                   GUARANTEE

     The undersigned, a financial institution which is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, hereby guarantees that the undersigned will deliver to the Receiving Agent the ADRs representing the ADSs tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such ADSs into the Receiving Agent's account at the Book-Entry Transfer Facility, together with a properly completed and duly executed ADS Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message (as defined in the U.S. Offer to Purchase), with any required signature guarantees and any other required documents, all within five NYSE trading days after the date hereof.



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
---------------------------------------------                          --------------------------------
            (NAME OF FIRM, AGENT OR TRUSTEE)                                (AUTHORIZED SIGNATURE)
                                                                                     Name:
---------------------------------------------                           -------------------------------
                        (ADDRESS)                                           (PLEASE TYPE OR PRINT)
                                                                                    Title:
---------------------------------------------                           -------------------------------
                       (ZIP CODE)                                                   Dated:
                 Area Code and Tel. No.:

NOTE: DO NOT SEND SECURITIES WITH THIS FORM; SECURITIES SHOULD BE SENT WITH YOUR ADS LETTER OF TRANSMITTAL



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